EXHIBIT 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of March 31, 2011 (the “Amendment”) is entered into among Insituform Technologies, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent entered into that certain Credit Agreement dated as of March 31, 2009 (as amended and modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Amendments.  The Credit Agreement is hereby amended as follows:

(a)           The following definitions in Section 1.01 of the Credit Agreement are hereby amended to read as follows:

“Borrower” means (a) prior to the consummation of the Reorganization, ITI and (b) upon consummation of the Reorganization and the execution and delivery of the Borrower Assignment, Assumption and Release and at all times thereafter, IC.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (i) Consolidated Interest Charges for such period plus (ii) Consolidated Scheduled Funded Debt Payments for such period plus (iii) the amount of cash dividends and other distributions and purchases, redemptions and acquisitions of Equity Interests made by the Borrower during such period plus (iv) rent and lease expense for such period, all as determined in accordance with GAAP.

“Consolidated Scheduled Funded Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness, as determined in accordance with GAAP.  For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness in respect of Capital Leases, Securitization Transactions and Synthetic Leases, (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05 and (d) for the avoidance of doubt shall not include the final balloon payment due and owing on the maturity date of the Senior Notes.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory or equipment in the ordinary course of business; (b)  the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries; (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02; (d) any Involuntary Disposition; and (e) any sale, transfer or other disposition to a Subsidiary to the extent necessary to consummate the Reorganization.

“Guarantors” means each Domestic Subsidiary of the Borrower identified as a “Guarantor” on the signature pages hereto and each other Person that joins as a Guarantor pursuant to Section 7.12, together with their successors and permitted assigns.  It is understood and agreed that, as of the Reorganization Date, ITI shall be deemed to be a “Guarantor” for all purposes hereunder and shall join as a Guarantor pursuant to Section 7.12 on such date.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft.

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Joinder Agreement, each Incremental Term Loan Funding Agreement, the Borrower Assignment, Assumption and Release and the Fee Letter.

“Maturity Date” means March 31, 2014.

(b)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Borrower Assignment, Assumption and Release” means the Assignment, Assumption and Release dated as of the Reorganization Date in the form of Exhibit J to be executed by IC, ITI and the Administrative Agent.

“IC” means the ultimate parent company of ITI upon consummation of the Reorganization, as identified on Schedule 1.01(c).

“ITI” means Insituform Technologies, Inc., a Delaware corporation.

“Reorganization” means that certain corporate reorganization of ITI and its Subsidiaries described on Schedule 1.01(c); provided, that, (a) IC simultaneously with consummation of the Reorganization shall become the “Borrower” under the Loan Documents and shall execute a Borrower Assignment, Assumption and Release and deliver all items required to be delivered by the terms of Section 7.12, in each case in form and substance reasonably satisfactory to the Administrative Agent, (b) ITI shall simultaneously with consummation of the Reorganization become a “Guarantor” hereunder and deliver to the Administrative Agent a Joinder Agreement and all items required to be delivered by the terms of Section 7.12, in form and substance reasonably satisfactory to the Administrative Agent, and (c) the Loan Parties shall have delivered to the Administrative Agent such other items and documentation evidencing the Reorganization as the Administrative Agent shall reasonably request.

“Reorganization Date” means the first date upon which the Reorganization shall have occurred and the conditions set forth in the definition of “Reorganization” shall have been satisfied.

(c)           The pricing grid in the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

Pricing Tier	Consolidated Leverage Ratio	Commitment Fee	Letter of Credit Fee	Eurocurrency Loans	Base Rate Loans
1	≤ 1.0 to 1.0	0.35%	1.75%	1.75%	0.75%
2	> 1.0 to 1.0 but ≤ 1.5 to 1.0	0.40%	2.00%	2.00%	1.00%
3	> 1.5 to 1.0 but ≤ 2.0 to 1.0	0.45%	2.25%	2.25%	1.25%
4	> 2.0 to 1.0	0.50%	2.50%	2.50%	1.50%

(d)           The definition of “Excess Cash Flow” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(e)           Clause (d) in the definition of “Funded Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

     (d)  all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties and similar instruments; provided, however, that Funded Indebtedness shall not include letters of credit or bank guaranties of performance or payment obligations of Foreign Subsidiaries;

(f)            The introduction in Section 2.02(f) of the Credit Agreement is hereby amended to read as follows:

  (f)     The Borrower may at any time and from time to time, upon prior written notice by the Borrower to the Administrative Agent, increase the Commitments (but not the Letter of Credit Sublimit, the Swing Line Sublimit and the Alternative Currency Sublimit) by a maximum aggregate amount of up to FORTY MILLION DOLLARS ($40,000,000) as follows:

(g)           Clause (v) in Section 2.05(b) of the Credit Agreement is hereby amended to read as follows:

(v)           [Reserved.]

(h)           Subclause (B) in Section 2.05(b)(vii) of the Credit Agreement is hereby amended to read as follows:

(B)           with respect to all amounts prepaid pursuant to Sections 2.05(b)(ii), (iii), (iv) and (vi) first to the Term Loan (to the remaining principal amortization payments of the Term Loan in inverse order of maturity), then (after the Term Loan has been paid in full) to the Revolving Loans and then (after all Revolving Loans have been repaid), if a Default then exists, to Cash Collateralize L/C Obligations (without a corresponding permanent reduction in the Aggregate Revolving Commitments).

            (i)         Section 2.07(c) of the Credit Agreement is hereby amended to read as follows:

(c)           Term Loan.  The Borrower shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05), unless accelerated sooner pursuant to Section 9.02:

Payment Dates	Principal Amortization Payment (% of the Term Loan outstanding on the Closing Date plus the amount of Incremental Term Loans)

June 30, 2009	5.00%
September 30, 2009	5.00%
December 31, 2009	5.00%
March 31, 2010	5.00%
June 30, 2010	5.00%
September 30, 2010	5.00%
December 31, 2010	5.00%
March 31, 2011	5.00%
June 30, 2011	5.00%
September 30, 2011	5.00%
December 31, 2011	5.00%
March 31, 2012	5.00%
June 30, 2012	5.00%
September 30, 2012	5.00%
December 31, 2012	5.00%
March 31, 2013	5.00%
June 30, 2013	5.00%
September 30, 2013	5.00%
December 31, 2013	5.00%
Maturity Date	Outstanding Principal Balance of Term Loan

            (j)   New clauses (c) and (d) are hereby added to Section 7.12 immediately following clause (b) to read as follows:

(c)           Simultaneously with consummation of the Reorganization, cause ITI to (i) become a Guarantor by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (ii) deliver to the Administrative Agent documents of the types referred to in Section 5.01(f) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent.

(d)           Simultaneously with consummation of the Reorganization, cause IC to (i) become the Borrower by executing the Borrower Assignment, Assumption and Release or such other documents as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent documents of the types referred to in Section 5.01(f) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Administrative Agent and (iii) become a party to the Intercreditor Agreement by executing a joinder agreement or such other documentation as reasonably requested by the Administrative Agent.

(k)            Section 7.14 of the Credit Agreement is hereby amended to read as follows:

7.14           Interest Rate Protection Agreements.

Within sixty (60) days of the Closing Date, the Borrower shall enter into interest rate protection agreements (protecting against fluctuations in interest rates) reasonably acceptable to the Administrative Agent, which agreements shall provide coverage in an amount equal to 50% of the outstanding Term Loan; provided that, as of March 31, 2011, interest rate protection agreements shall no longer be required.

(l)           Sections 8.02(g) and 8.02(h) of the Credit Agreement are hereby amended to read as follows:

(g)           Permitted Acquisitions;

(h)           Investments made after the Closing Date in joint ventures (regardless of the form of the entity involved) and Foreign Subsidiaries in an aggregate amount not to exceed $35,000,000 outstanding at any given time; and

(m)           Section 8.04 of the Credit Agreement is hereby amended to read as follows:

8.04           Fundamental Changes.

Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Section 7.12, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower shall be the continuing or surviving corporation, (b) any Loan Party other than the Borrower may merge or consolidate with any other Loan Party other than the Borrower, (c) any Foreign Subsidiary may be merged or consolidated with or into any Loan Party provided that such Loan Party shall be the continuing or surviving corporation, (d) any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary, (e) each of Affholder and Kinsel may be dissolved or liquidated by the Borrower provided that any assets of such Person are transferred to a Loan Party prior to or in connection with such dissolution and (f) the Borrower and its Subsidiaries may consummate the Reorganization.

(n)           Section 8.06 of the Credit Agreement is hereby amended to read as follows:

8.06           Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)           each Subsidiary may make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)           the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person; and

(c)           the Borrower may purchase, redeem or otherwise acquire Equity Interests or options to acquire any such Equity Interests from management or directors of Borrower in connection with the issuance and exercise of employee stock options or restricted stock grants in an amount not to exceed $5,000,000 in the aggregate in any fiscal year; provided that no Default or Event of Default exists immediately prior to and after giving effect to any such purchase, redemption or acquisition.

(o)           Section 8.11(a) of the Credit Agreement is hereby amended to read as follows:

(a)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 2.25 to 1.0.

                        (p)    Clause (vi) in Section 11.01(a) of the Credit Agreement is hereby amended to read as follows:

     (vi)           release the Borrower or, except in connection with a merger or consolidation permitted under Section 8.04 or a Disposition permitted under Section 8.05, all or substantially all of the Guarantors without the written consent of each Lender directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone); provided, that, it is understood and agreed that the

Administrative Agent may release ITI as the Borrower in connection with the Reorganization so long as at such time (x) IC shall be added as a Borrower pursuant to Section 7.12 and shall assume all of the obligations of ITI as a Borrower under this Agreement as of the date thereof and (y) ITI shall be added as a Guarantor pursuant to Section 7.12; or

(q)   A new Schedule 1.01(c) is hereby added to the Credit Agreement to read as provided on Schedule 1.01(c) attached hereto.

(r)   Schedule 2.01 to the Credit Agreement is hereby amended to read as provided on Schedule 2.01 attached hereto

(s)   A new Exhibit J is hereby added to the Credit Agreement to read as provided on Exhibit J attached hereto.

2.             Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)           The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent.

(b)           The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel, (i) certifying that the Organization Documents of each Loan Party delivered on the Closing Date have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof and (ii) attaching resolutions of each Loan Party approving and adopting this Amendment, the transactions contemplated herein and authorizing the execution and delivery of this Amendment and any documents, agreements or certificates related thereto and certifying that such resolutions have not been amended, supplemented or otherwise modified and remain in full force and effect as of the date hereof.

(c)           The Administrative Agent shall have received (i) for the account of each Lender executing this Amendment on or before 12 noon (CST), March 31, 2011, a fee of 0.125% on the amount of such Lender’s outstanding Term Loan and Commitment and (ii) any other reasonable fees and expenses owing to the Administrative Agent, the Lenders or BAS.

3.             Miscellaneous.

    (a)  The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)           Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)  The Borrower and the Guarantors hereby represent and warrant as follows:

(i)           Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)           This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)           No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

        (d)   The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

        (e)   This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)           THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	INSITUFORM TECHNOLOGIES, INC., a Delaware corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

GUARANTORS:	INSITUFORM TECHNOLOGIES USA, INC., a Delaware corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

INA ACQUISITION CORP., a Delaware corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

ITI INTERNATIONAL SERVICES, INC., a Delaware corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

MISSISSIPPI TEXTILES CORPORATION, a Mississippi corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

AFFHOLDER, INC., a Missouri corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

THE BAYOU COMPANIES, LLC, a Delaware limited liability company
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

KINSEL INDUSTRIES, INC., a Texas corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

COMMERCIAL COATING SERVICES INTERNATIONAL, LLC, a Texas limited liability company
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

BAYOU WELDING WORKS, LLC, a Louisiana limited liability company
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

CORRPRO COMPANIES, INC., an Ohio corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

UNITED PIPELINE SYSTEMS INTERNATIONAL, INC., a Delaware corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

UNITED PIPELINE MIDDLE EAST, INC., a Delaware corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

CORRPRO COMPANIES INTERNATIONAL, INC., a Nevada corporation
By: /s/ David A. Martin
Name: David A. Martin Title: Senior Vice President

OCEAN CITY RESEARCH CORPORATION, a New Jersey corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

CORRPRO CANADA HOLDINGS, INC., a Delaware corporation
By: /s/ David A. Martin
Name: David A. Martin Title: SVP and CFO

CORRPRO HOLDINGS LLC, a Delaware limited liability company
By: /s/ David A. Martin
Name: David A. Martin Title: Vice President

ADMINISTRATIVE AGENT	BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Linda Lov
Name: Linda Lov Title: AVP

LENDERS:	BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and L/C Issuer
By: /s/ Stephen Bode
Name: Stephen Bode Title: Sr. Vice President

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION, as a Lender
By: /s/ Traci L. Dodson
Name: Traci L. Dodson Title: Vice President

U.S. BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Jacquelyn S. Rocchio
Name: Jacquelyn S. Rocchio Title: Sr. Vice President

COMPASS BANK, as a Lender
By: /s/ Lance Buxkemper
Name: Lance Buxkemper Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Donna B. Kirtian
Name: Donna B. Kirtian Title: Vice President

ASSOCIATED BANK, N.A., as a Lender
By: /s/ Mark Weitekamp
Name: Mark Weitekamp Title: Sr. Vice President

Schedule 1.01(c)

REORGANIZATION

Insituform Technologies, Inc. (“Borrower”) is contemplating a corporate reorganization whereby a new holding company will be created to hold all of the outstanding capital stock of Borrower and Borrower’s existing direct subsidiaries, each as a direct subsidiary.  All current indirect subsidiaries of Borrower would become indirect subsidiaries of HC owned by the respective direct subsidiaries at the same ownership levels as currently held.  All of the steps that are required to change the current corporate structure of Borrower and its subsidiaries to the new proposed structure is herein referred to as the “Reorganization.”

The steps that make up the Reorganization are as follows:

•	Step One – Borrower will form two new wholly owned subsidiaries.
o	The first subsidiary (“HC”) will be the ultimate parent company after the completion of the Reorganization. HC’s capital stock will be 100% owned by Borrower at the time of formation.
o	The second subsidiary (“MergerCo”) will be an indirect subsidiary of Borrower. MergerCo’s capital stock will be 100% owned by HC at the time of formation.
•
Step Two – MergerCo will merge with and into Borrower, with Borrower continuing as the surviving company.  Pursuant to this merger, the public stockholders of Borrower will exchange their shares of common stock of Borrower for HC common stock, on a one-to-one basis.  HC will also assume all of Borrower’s obligations to issue shares of HC stock upon future exercise of Borrower’s employee and director stock options.  Step Two leaves HC as the holding company of Borrower with HC owning 100% of the outstanding common stock of Borrower. Also, the former public stockholders of HC will become the stockholders of HC in the same proportion of ownership as each had prior to Step Two.

•
Step Three – Borrower will declare a dividend to HC of all of the capital stock that Borrower holds in its direct subsidiaries such that HC will after the dividend directly own all of the capital stock of the former direct subsidiaries of Borrower.  By virtue of the direct subsidiaries’ ownership of the former indirect subsidiaries of Borrower, the current indirect subsidiaries of Borrower will become the indirect subsidiaries of HC in the same ownership percentages as Borrower owned prior to Step Three.

•	Result – At the consummation of the three steps a final corporate structure will result as follows:
o
The former public stockholders of Borrower are the public stockholders of HC in the same percentage ownership for each stockholder as prior to the Reorganization.  All required filings with the Securities and Exchange Commission and The Nasdaq Market will be made to ensure that HC’s shares remain publicly registered with the SEC and publicly traded shares on The Nasdaq Global Select Market.

o
HC owns 100% of Borrower and each of Borrower’s former direct subsidiaries such that each of Borrower and its former direct subsidiaries is a 100% owned direct subsidiary of HC after the Reorganization.

o
Each of the direct subsidiaries of HC after the Reorganization continue to hold its respective existing subsidiaries in the same ownership percentages as held prior to the Reorganization.  Thus, each of the current indirect subsidiaries of Borrower will become indirect subsidiaries of HC.

o
HC will immediately become the Borrower under the Loan Documents and will execute a Borrower Assignment, Assumption and Release.  Current Borrower will immediately become a Guarantor under the Loan Documents.  In conjunction with these actions, each of HC and current Borrower will deliver all items required to be delivered under the Loan Documents in form and substance reasonably satisfactory to the Administrative Agent.

Schedule 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage of Revolving Commitment	Term Loan	Applicable Percentage of Term Loan
Bank of America, N.A.	$14,836,956.51	22.826086938%	$7,418,478.27	22.826086985%
Fifth Third Bank	$12,010,869.57	18.478260877%	$6,005,434.78	18.478260862%
U.S. Bank, National Association	$12,010,869.57	18.478260877%	$6,005,434.78	18.478260862%
Compass Bank	$10,597,826.09	16.304347831%	$5,298,913.04	16.304347815%
JPMorgan Chase Bank, N.A.	$10,597,826.09	16.304347831%	$5,298,913.04	16.304347815%
Associated Bank, N.A.	$4,945,652.17	7.608695646%	$2,472,826.09	7.608695661%
TOTAL	$65,000,000.00	100.000000000%	$32,500,000.00	100.000000000%

Exhibit J

FORM OF BORROWER ASSIGNMENT, ASSUMPTION AND RELEASE

This ASSIGNMENT, ASSUMPTION AND RELEASE AGREEMENT (this "Assignment"), dated as of _________, 20___, is by and among INSITUFORM TECHNOLOGIES, INC., a Delaware corporation, as assignor (the "Assignor"), [______________], a [__________], as assignee (the "Assignee") and BANK OF AMERICA, N.A., as administrative agent for the Lenders party to the Credit Agreement (defined herein) (the "Administrative Agent").

WHEREAS, the Assignor has entered into that certain Credit Agreement, dated as of March 31, 2009 (as amended, restated, refinanced, extended or otherwise modified, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement), by and among the Assignor, as borrower, certain Subsidiaries of the Assignor, as guarantors, the Lenders party thereto and the Administrative Agent;

WHEREAS, the Assignor has agreed to assign to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement;

WHEREAS, the Assignee desires to accept the assignment of all of the Assignor's rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement;

WHEREAS, the Assignor has requested that the Administrative Agent, on behalf of the Lenders, release the Assignor from all of its obligations under the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.             Assignment of Credit Agreement.  Effective as of the date hereof (but after the consummation of the Reorganization), the Assignor hereby absolutely assigns, transfers and conveys to the Assignee all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement.

2.             Assumption of Credit Agreement.  Effective as of the date hereof (but after the consummation of the Reorganization), the Assignee hereby absolutely accepts the assignment described in Section 1 and assumes all of the duties, obligations and liabilities of the Assignor in, to and under the Credit Agreement to the same extent as if the Assignee had executed the Credit Agreement.  The Assignee hereby ratifies, as of the date hereof, and agrees to be bound by the terms and provisions of the Credit Agreement and accepts all of the Assignor's rights, interests, duties, obligations and liabilities thereunder.  Without limiting the generality of the foregoing terms of this paragraph 2, the Assignee hereby (a) acknowledges, agrees and confirms that (i) by its execution of this Assignment, the Assignee shall be deemed to be a party to the Credit Agreement and the "Borrower" for all purposes of the Credit Agreement, (ii) the Assignee shall have all of the obligations of the Borrower thereunder as if it had executed the Credit Agreement and (iii) this Assignment shall be deemed a "Loan Document" for all purposes of the Credit Agreement, (b) reaffirms the representations and warranties set forth in Article VI of the Credit Agreement, (c) agrees to be bound by the affirmative and negative covenants set forth in Articles VII and VIII of the Credit Agreement and (d) promises to pay to the Lenders and the Administrative Agent all Obligations outstanding at, or incurred on or after, the date hereof, as provided in the Loan Documents.

3.             Release.  The Administrative Agent, on behalf of the Lenders, confirms that, from and after the execution and delivery of this Assignment by each of the Assignor and the Assignee, the Assignor is released and forever discharged from any duties, obligations and liabilities of the Borrower under the Credit Agreement.  The release contained herein is intended to be final and binding upon the parties hereto, the Lenders and their respective heirs, successors and assigns.  Each party agrees to cooperate in good faith and to execute such further documents as may be necessary to effect the provisions of this Assignment.

4.             Acknowledgement.  Each of the parties hereto acknowledges that its execution and delivery of this Assignment has not been the result of any coercion or duress.

5.             Notices to Assignee.  The address of the Assignee for purposes of all notices and other communications is [_____________], Attention of [_________] (Facsimile No. [_________]).

6.             No Modifications.  Except as expressly provided for herein, nothing contained in this Assignment shall amend or modify, or be deemed to amend or modify, the Credit Agreement or any other Loan Document.

7.             Governing Law.  This Assignment shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of New York, including all matters of construction, validity or interpretation of this Assignment.

8.             Counterparts.  This Assignment may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart by of this Assignment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment.

9.             Binding Nature.  This Assignment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment as of the date set forth above.

ASSIGNOR:	INSITUFORM TECHNOLOGIES, INC., a Delaware corporation
By: ____________________________
Name: Title:

ASSIGNEE:	[__________________], a [_________________]
By: ____________________________
Name: Title:

AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By: _____________________________
Name: Title: